Second Quarter 2020 Results July 23, 2020 Exhibit 99.2

Forward-Looking Statement Certain statements contained in this presentation are forward-looking in nature. These include all statements about People's United Financial, Inc. (“People’s United”) plans, objectives, expectations and other statements that are not historical facts, and usually use words such as "expect," "anticipate," "believe," "should" and similar expressions. Such statements represent management's current beliefs, based upon information available at the time the statements are made, with regard to the matters addressed. All forward-looking statements are subject to risks and uncertainties that could cause People's United’s actual results or financial condition to differ materially from those expressed in or implied by such statements. Factors of particular importance to People’s United include, but are not limited to: (1) changes in general, international, national or regional economic conditions; (2) changes in interest rates; (3) changes in loan default and charge-off rates; (4) changes in deposit levels; (5) changes in levels of income and expense in non-interest income and expense related activities; (6) changes in accounting and regulatory guidance applicable to banks; (7) price levels and conditions in the public securities markets generally; (8) competition and its effect on pricing, spending, third-party relationships and revenues; (9) the successful integration of acquisitions; (10) changes in regulation resulting from or relating to financial reform legislation; and (11) the COVID-19 pandemic and its effect on the economic and business environments in which we operate. People's United does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

1 Net interest income on a fully taxable equivalent basis was $413.0 million, an increase of $9.3 million or 2%. Second Quarter 2020 Overview Net income of $89.9 million, or $0.21 per Common Share Operating Earnings of $0.24 per Common Share Net interest margin: 3.05%, a decrease of 7 basis points Net interest income1: $405.6 million, an increase of $9.6 million or 2% Non-interest income: $89.6 million, a decrease of $34.2 million or 28% Non-interest expense (operating): $285.5 million, a decrease of $16.7 million or 6% Pre-provision net revenue (operating): $209.7 million, a decrease of $7.9 million or 4% - (an increase of $27.2 million or 15% from 2Q 2019) Efficiency ratio: 53.5%, an improvement of 50 basis points - (an improvement of 230 basis points from 2Q 2019) Average loans: $45.2 billion, an increase of $1.7 billion or 4% - (ex. PPP loans, a decrease of $66 million or <1%) Period-end loans: $45.5 billion, an increase of $1.2 billion or 3% - (ex. PPP loans, a decrease of $1.3 billion or 3%) Runoff of the transactional portion of New York multifamily portfolio and certain acquired portfolios collectively lowered balances by $151 million Planned reduction of residential mortgages lowered balances by $458 million Average deposits: $48.4 billion, an increase of $4.3 billion or 10% Period-end deposits: $49.9 billion, an increase of $5.2 billion or 12% Net loan charge-offs to average total loans: 0.08%, a decrease of 2 basis points Provision: $80.8 million, an increase of $47.3 million primarily reflecting the impact of COVID-19 Allowance for credit losses to total loans: 0.91%, increase of 14 basis points - (ex. PPP loans: 0.96%, an increase of 19 basis points) (Comparisons versus first quarter 2020, unless noted otherwise)

c Loans: Sectors Significantly Impacted by COVID-19 (Data as of June 30, 2020, end of period balances) CRE - Retail: $3.6 billion No material exposure to enclosed retail malls Essential tenants comprise approximately half of the CRE-retail portfolio Includes grocery anchored, pharmacy, and big box home improvement locations Rent collection rates for retail tenants have meaningfully improved since May 2nd round deferral requests expected to be less than initial round due to portfolio’s concentration of essential tenants Total CRE- retail portfolio: Deferrals: 243 loans, $1.5 billion --- PPP: 14 loans, $1 million --- NPLs: 5 loans, $7 million Hospitality: $1.1 billion 90% of the portfolio managed in Commercial Real Estate Majority of the portfolio is flagged by major hotel brands and comprised of economy-upper midscale properties, which across the industry have fared better than upscale-luxury properties in terms of occupancy levels Most of the properties in the hotel portfolio are managed/owned by operators in this space as their primary business Top 10 clients account for over 70% of hotel exposure. Each cycle-tested and have extensive hotel experience Occupancy has steadily improved since beginning of pandemic. However, expect most hotel customers to apply for second deferral Total hospitality portfolio: Deferrals: 316 loans, $876 million --- PPP: 176 loans, $38 million --- NPLs: 17 loans, $20 million Restaurants: $513 million 85% of the portfolio managed in C&I. Includes both traditional C&I and franchise finance specialized industry vertical in C&I Equipment Finance manages 15% of the portfolio Nearly half of total restaurant exposure is quick service restaurants, which have experienced a lesser degree of disruption For customers coming to the end of their first deferral, only a few have requested a second round. These include some casual sit-down brands as well as quick service franchises in NYC or other metro city locations that do not have drive-thru capabilities Total restaurant portfolio: Deferrals: 1,242 loans, $290 million --- PPP: 1,242 loans, $110 million --- NPLs: 107 loans, $1 million

Allowance for Credit Losses (ACL) Key drivers underlying the 2Q 2020 ACL: Quantitative modeling reflects both a baseline economic forecast as of late June and a more adverse scenario, which each weakened compared to the end of the first quarter given higher unemployment, sharper GDP contraction and longer expected recovery timeline into the first half of 2021 Reasonable & supportable forecast period: 2 years 1-year straight-line reversion to historical losses 1 Excluding PPP loans, 2Q 2020 C&I ACL/Loans = 0.89% and Total ACL/Loans = 0.96% 2 MW / ABL = Mortgage Warehouse / Asset Based Lending ($ in millions)

Net Interest Income1 ($ in millions) $396.0 $405.6 1 Net interest income on a fully taxable equivalent basis for 1Q 2020 and 2Q 2020 was $403.7 million and $413.0 million, respectively. +$9.6 or 2% Linked-Quarter Change ($38.3) ($3.2) $37.2 $13.9

Net Interest Margin 3.12% 3.05% (7) bps Linked-Quarter Change 29 bps 11 bps (40 bps) (7 bps)

Loans: Average Balances $45,153 ($ in millions) $43,460 Linked-Quarter Change Linked-quarter change +$1.693 billion or 4% Ex. PPP Loans: a decrease of $66 million or <1% $3,029 $18 ($319) ($415) ($620) 1 1 1 In connection with the United Bank core system conversion in early April 2020, approximately $400 million of loans secured by owner occupied commercial properties were prospectively reclassified from commercial real estate to commercial & industrial.

Funding & Liquidity ($ in millions) $48,447 $44,163 Linked-quarter change +$4.284 billion or 10% Average Deposits Linked-Quarter Change Strong funding and liquidity profile (at June 30, 2020) Secured borrowing capacity Federal Home Loan Bank:$6,830 Unpledged Securities:$3,176 FRB Pledged Loans:$3,275 Total Capacity: $13,281 ($953) $2,776 $1,992 $469

Non-Interest Income ($ in millions) $123.8 $89.6 ($34.2) or (28%) Linked-Quarter Change 1 1Q 2020 included a $16.9 million gain related to the sale of $492 million of loans held-for-sale previously acquired in the United Bank transaction. 1 ($15.1) ($7.7) ($6.1) ($1.9) ($1.5) ($0.8) ($1.1)

Non-Interest Expense ($ in millions) $304.0 $320.1 Ex. Non-Operating Expenses: ($16.7) or (6%) Linked-Quarter Change 1 Non-operating expenses include merger-related costs in 1Q 2020 and 2Q 2020 of $17.9 million and $18.5 million, respectively. $0.6 ($6.7) ($2.7) ($2.4) ($1.6) ($1.3) ($1.0) ($1.0) 1

Efficiency Ratio Quarterly Trend

Asset Quality 1 PBCT ratios for periods prior to January 1, 2020 have been restated to reflect the total loan portfolio (originated & acquired) Notes: Source: SNL Financial Top 50 Banks represents the largest 50 banks by total assets in each respective quarter. PBCT Peer Group (Median) Top 50 Banks (Median) PBCT Peer Group (Median) Top 50 Banks (Median) Non-Performing Assets / Loans & REO (%)1 Net Charge-offs / Average Loans

Returns Return on Average Assets Return on Average Tangible Common Equity Returns calculated on an operating basis 14.6% 1.06% 14.4% 1.13% 15.2% 13.2% 0.96% 9.5% 0.65%

Capital Ratios Jun. 30, 2019 Sep. 30, 2019 Dec. 31, 2019 Mar. 31, 2020 Jun. 30, 2020 People’s United Financial, Inc. Tang. Com. Equity/Tang. Assets 7.7% 7.8% 8.0% 7.4% 7.3% (2) Tier 1 Leverage 8.7% 8.7% 9.1% (1) 8.4% 8.0% (2) Common Equity Tier 1 10.1% 10.1% 10.2% 9.5% 9.7% Tier 1 Risk-Based 10.7% 10.7% 10.7% 10.0% 10.2% Total Risk-Based 12.0% 12.0% 12.0% 11.3% 11.8% People’s United Bank, N.A. Tier 1 Leverage 8.9% 8.8% 9.3% (1) 8.9% 8.5% (2) Common Equity Tier 1 11.0% 10.8% 10.9% 10.7% 10.8% Tier 1 Risk-Based 11.0% 10.8% 10.9% 10.7% 10.8% Total Risk-Based 12.4% 12.2% 12.1% 12.0% 12.2% 1 Adjusting for a full quarter of United assets, the pro forma Tier 1 Leverage Ratio at December 31, 2019 is 8.9%. 2 Adjusting for the Paycheck Protection Program (PPP) loans, at June 30, 2020, the pro forma TCE/TA ratio is 7.6% and the pro forma Tier 1 Leverage Ratio is 8.3% for the Holding Company and 8.7% for the Bank.

Appendix

Supporting Customers: Loan Forbearance (Balances at June 30, 2020; $ in millions) Loan Forbearance By Business Segment Loan Forbearance By Commercial Property Type / Industry Note: Commercial real estate retail balances include Business Banking loans

Loan Risk Profile ($ in millions) 1 MW / ABL = Mortgage Warehouse / Asset Based Lending 2 Includes loans 30-89 days past due and non-performing loans

Interest Rate Risk Profile 1Yield curve twist pivot point is 18 month point on yield curve. Short End defined as overnight to 18 months. Long End defined as terms greater than 18 months. Immediate Parallel Shock Est. Change in NII Yield Curve Twist1 Est. Change in NII Jun. 30, 2020 Mar. 31, 2020 Net Interest Income (NII) Sensitivity

Loans By State $26,592 $29,745 $32,575 $28,411 ($ in millions, end of period balances) Breakdown $35,241 $43,596 $45,452

Deposits By State $26,138 $29,861 $33,056 $28,417 ($ in millions, end of period balances) Breakdown $36,159 $43,590 $49,934

Peer Group

	Firm	Ticker	City	State
1	Associated Banc-Corp	ASB	Green Bay	WI
2	BankUnited Inc.	BKU	Miami Lakes	FL
3	Citizens Financial Group, Inc.	CFG	Providence	RI
4	Comerica Inc.	CMA	Dallas	TX
5	First Horizon National Corp.	FHN	Memphis	TN
6	F.N.B. Corp.	FNB	Pittsburgh	PA
7	Huntington Bancshares, Inc.	HBAN	Columbus	OH
8	KeyCorp	KEY	Cleveland	OH
9	M&T Bank Corp.	MTB	Buffalo	NY
10	New York Community Bancorp	NYCB	Westbury	NY
11	Signature Bank	SBNY	New York	NY
12	Sterling Bancorp	STL	Montebello	NY
13	Valley National Bancorp	VLY	Wayne	NJ
14	Webster Financial Corp.	WBS	Waterbury	CT
15	Zions Bancorp.	ZION	Salt Lake City	UT

People's United Financial, Inc.
21

For more information, investors may contact: Andrew S. Hersom (203) 338-4581 andrew.hersom@peoples.com